Exhibit 99.1

        ARADIGM CORPORATION REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

        HAYWARD, Calif., April 26 /PRNewswire-FirstCall/ -- Aradigm Corporation (Nasdaq: ARDM) today announced financial results for the first quarter of 2005 ended March 31, 2005.

        Contract revenues for the quarter ended March 31, 2005 were $7.7 million compared to $6.6 million for the same period in 2004. Of these contract revenues, $5.2 million represents the remaining balance from a milestone payment made by Novo Nordisk prior to the new restructuring agreement. As a result of the restructuring agreement, the associated deferred revenue was recognized. In addition, $2.1 million was recognized for work related to the AERx insulin program during the month of January 2005.

        Total operating expenses for the quarter ended March 31, 2005 were $10.3 million compared to $14.4 million for the same quarter in 2004. The Company reported a net loss for the first quarter in 2005 of $2.3 million, or $0.03 per share, compared with a net loss of $7.7 million, or $0.12 per share, for the same period in 2004.

        As of March 31, 2005, cash, cash equivalents and short-term investments totaled approximately $53.7 million.

        "The closing of the restructuring of our development program with Novo Nordisk during the quarter signaled a new beginning for Aradigm," said V. Bryan Lawlis, President and Chief Executive Officer of Aradigm. "Now with strong financial resources, dedicated technical personnel, clear manufacturing strategies in place, and partnered as well as identified self-initiated programs progressing, we remain confident in achieving our near-term objectives, including the commercial launch of our first product in 2007."

        Continued Dr. Lawlis: "We also are encouraged with the advancement of two of our early stage-partnered programs. This progress comes following initial positive data, all clinical endpoints being met and incremental evaluations agreed to by all parties."

        Recent Highlights
        -- In January, the company successfully closed the restructuring of its AERx insulin development program with Novo Nordisk. Terms of the restructuring have previously been disclosed with Aradigm receiving approximately $55 million. Going forward, Aradigm and Novo Nordisk will continue to work together on the development of future delivery systems, with Aradigm maintaining a long-term royalty interest on the commercialized AERx insulin product.

        -- In January, Virgil Thompson, a member of Aradigm's Board of Directors since 1995, was named Chairman of the Board. He replaced Richard Thompson, Aradigm's former President and Chief Executive Officer, who will remain on the Board as a Director. Currently President and Chief Executive Officer of Angstrom Pharmaceuticals, Virgil Thompson brings close to two decades of senior management experience within the biotech and pharmaceutical industries. Prior to joining Angstrom, Virgil Thompson held executive positions at Chimeric Therapies, Bio-Technology Group (now Savient Pharmaceuticals), Cytel Corporation, Cibus Pharmaceuticals and Syntex Laboratories, Inc..

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        -- In February, Dr. Bryan Lawlis, Aradigm's President and Chief
Executive Officer, was made a member of the Board of Directors. In this position, Dr. Lawlis will be working closely with his fellow Board members as Aradigm executes on a new third party contract manufacturing strategy. Dr. Lawlis brings to the Board extensive operational expertise with positions prior to joining Aradigm as founder of Covance Biotechnology Services and senior operations positions at Genencor and Genentech.

        Annual Meeting of Shareholders
        Aradigm will hold its Annual Meeting of Shareholders on Thursday, May 19, 2005. The meeting will begin at 9:00 am Pacific Time at Aradigm's corporate headquarters located at 3929 Point Eden Way in Hayward, California. All shareholders are cordially invited to attend the event, which will include a presentation by senior management. Additional information can be found in the News and Events/Upcoming Events section of www.aradigm.com or by contacting Chris Keenan at Aradigm.

        Conference Call
        The company will host a conference call and question and answer session today at 4:30 pm Eastern Time, 1:30 pm Pacific Time today to discuss these financial results. Dial toll-free 1-877-788-8790 to access the conference call. International callers dial +1-706-679-7281. The event webcast can be found under the Investor Relations section of: www.aradigm.com. The webcast and audio replay of the conference call will be available following the call, which can be accessed on www.aradigm.com or by dialing toll-free 1-800-642-1687. International callers should dial +1-706-645-9291. The replay passcode is 5486400#.

        Aradigm develops non-invasive delivery systems to enable patients to comfortably self-administer biopharmaceuticals and small molecules. The company's advanced AERx(R) pulmonary and Intraject(R) needle-free delivery technologies offer rapid delivery solutions for liquid drug formulations. Current development programs focus on neurological disorders, heart disease, respiratory conditions, diabetes and cancer. More information about Aradigm can be found at www.aradigm.com.

        Except for the historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties, including clinical results, the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks detailed from time to time in Aradigm Corporation's Securities and Exchange Commission (SEC) Filings, including the company's Annual Report on Form 10-K, and quarterly reports on Form 10-Q.

        NOTE: AERx and Intraject are registered trademarks of Aradigm.

        Contact: Chris Keenan
                 Aradigm
                 510-265-9370

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                               ARADIGM CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                  (In thousands, except per share information)
                                   (Unaudited)

                                                         Three months ended
                                                              March 31,
                                                      ------------------------
                                                         2005          2004
                                                      ----------    ----------
Contract revenues - From related parties              $    7,444    $    6,610
Contract revenues - Other                                    270            33

Total Contract revenues                                    7,714         6,643

Research and development                                   7,070        11,887
General and administrative                                 3,235         2,536

  Total operating expenses                                10,305        14,423

Loss from operations                                      (2,591)       (7,780)

Interest income                                              288            66
Interest and other expense                                   (37)          (10)

Net loss                                              $   (2,340)   $   (7,724)

Basic and diluted net loss per common share           $    (0.03)   $    (0.12)
Shares used in computing basic and diluted
 net loss per common share                                72,297        62,942

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                               ARADIGM CORPORATION
                            CONDENSED BALANCE SHEETS
                                 (In thousands)

                                                       March 31,    December 31,
                                                         2005          2004
                                                      -----------   -----------
                                                      (Unaudited)        *
                     ASSETS
Current assets:
  Cash, cash equivalents and short-term
   investments                                        $    53,670   $    16,763
  Restricted Cash                                             200            --
  Receivables                                                 466            99
  Current portion of notes receivable from
   officers and employees                                      63            67
  Other current assets                                        635         1,602

  Total current assets                                     55,034        18,531
Property and equipment, net                                 7,263        60,555
Noncurrent portion of notes receivable from
 officers and employees                                       206           216
Other assets                                                  414           439

  Total assets                                        $    62,917   $    79,741

    LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
           STOCK AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                    $     1,966   $     2,469
  Accrued clinical and cost of other studies                  345           293
  Accrued compensation                                      1,969         2,984
  Deferred revenue                                            199         7,525
  Other accrued liabilities                                   711         1,138

  Total current liabilities                                 5,190        14,409
Noncurrent portion of deferred revenue                         --         3,966
Noncurrent portion of deferred rent                           552         1,943
Redeemable convertible preferred stock                     23,669        23,669
Shareholders' equity                                       33,506        35,754

  Total liabilities, redeemable convertible
   preferred stock and shareholders' equity           $    62,917   $    79,741

        * The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SOURCE  Aradigm Corporation
        -0-                             04/26/2005
        /CONTACT: Chris Keenan of Aradigm Corporation, +1-510-265-9370/ /Web site: http://www.aradigm.com